UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2015

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street Memphis, Tennessee		38103
(Address of Principal Executive Offices)		(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 29, 2015, AutoZone, Inc. (the “Company”) completed the sale of $250 million aggregate principal amount of its 2.500% Notes due 2021 (the “2021 Notes”) and $400 million aggregate principal amount of its 3.250% Notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Notes”). The 2021 Notes bear interest at a fixed rate equal to 2.500% per year, payable semi-annually and the 2025 Notes bear interest at a fixed rate equal to 3.250% per year, payable semi-annually.

The Notes were issued pursuant to an Indenture dated as of August 8, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to Bank One Trust Company, N.A., as trustee, and were offered and sold pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2015, on Form S-3 (File No. 333-203439), as supplemented by a prospectus supplement dated April 20, 2015, filed with the Commission on April 21, 2015. Pursuant to the Indenture, the Company executed an Officers’ Certificate dated April 29, 2015 setting forth the terms of the 2021 Notes (the “2021 Notes Officers’ Certificate”) and an Officers’ Certificate dated April 29, 2015 setting forth the terms of the 2025 Notes (the “2025 Notes Officers’ Certificate” and, together with the 2021 Notes Officers’ Certificate, the “Officers’ Certificates”).

The Company will pay interest on the Notes on April 15 and October 15 of each year, beginning October 15, 2015. The 2021 Notes will mature on April 15, 2021 and the 2025 Notes will mature on April 15, 2025. The Notes will be senior unsecured debt obligations of the Company and will rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture provides for customary events of default and further provides that the trustee or the holders of 25% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Company may redeem the Notes at the Company’s option, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days’ notice, at the redemption prices described in the applicable Officer’s Certificate. If a change of control, as defined in the applicable Officers’ Certificate, occurs, unless the Company has exercised its option to redeem the Notes, holders of the Notes may require the Company to repurchase the Notes at the prices described in the applicable Officers’ Certificate.

The above description of the Officers’ Certificates and the Notes is qualified in its entirety by reference to the Officers’ Certificates pursuant to the Indenture setting forth the terms of the Notes, and the forms of the Notes, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

4.1	Officers’ Certificate for the 2021 Notes, pursuant to Section 3.2 of the Indenture, dated April 29, 2015, setting forth the terms of the 2021 Notes

4.2	Officers’ Certificate for the 2025 Notes, pursuant to Section 3.2 of the Indenture, dated April 29, 2015, setting forth the terms of the 2025 Notes

4.3	Form of 2.500% Note due 2021

4.4	Form of 3.250% Note due 2025

5.1	Opinion of Morrison & Foerster LLP

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 29, 2015	AUTOZONE, INC.

	By:	/s/ William T. Giles
	Name:	William T. Giles
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Officers’ Certificate for the 2021 Notes, pursuant to Section 3.2 of the Indenture, dated April 29, 2015, setting forth the terms of the 2021 Notes

4.2	Officers’ Certificate for the 2025 Notes, pursuant to Section 3.2 of the Indenture, dated April 29, 2015, setting forth the terms of the 2025 Notes

4.3	Form of 2.500% Note due 2021

4.4	Form of 3.250% Note due 2025

5.1	Opinion of Morrison & Foerster LLP

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)

4